SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 21, 2003
                       ---------------------------------
                       (Date of earliest event reported)

                        Tumbleweed Communications Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

               Delaware             000-26223                 94-3336053
-------------------------- --------------------------- ----------------------
 (State of Incorporation)    (Commission File No.)         (IRS Employer
                                                        Identification No.)


                               700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (650) 216-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  EXHIBITS

         99.1 Press Release of Registrant, dated October 21, 2003, entitled "Tumbleweed Announces 55% Increase in Revenue for Third Quarter of 2003."

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On October 21, 2003, Tumbleweed Communications Corp., a Delaware corporation ("Registrant"), announced its financial results for the fiscal quarter ended September 30, 2003 and forward-looking statements relating to the fourth quarter of fiscal year 2003. The press release provides non-GAAP pro forma consolidated comparative income statements of operations comparing the three month and nine month periods ended September 30, 2003 and September 30, 2002. The press release also provides consolidated balance sheets comparing September 30, 2003 and December 31, 2002.





         SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                            Tumbleweed Communications Corp.



                                            By:    /s/ Eric Schlezinger
                                            Name:  Eric Schlezinger
                                            Title: Assistant Secretary
Date:  October 21, 2003



                                 EXHIBIT INDEX

          EXHIBIT NO.                            DESCRIPTION

             99.1 Press Release of Registrant, dated October 21, 2003, entitled "Tumbleweed Announces 55% Increase in Revenue for Third Quarter of 2003."

EXHIBIT 99.1 - PRESS RELEASE

                                                                   EXHIBIT 99.1

     TUMBLEWEED ANNOUNCES 55% INCREASE IN REVENUE FOR THIRD QUARTER OF 2003

 Demand for Anti-Spam E-mail Firewall and Secure File Transfer Products Fuels
                Revenue Growth and Operating Margin Improvement

REDWOOD CITY, CA - October 21, 2003 - Tumbleweed(R) Communications Corp. (Nasdaq: TMWD), a leading provider of mission-critical communication solutions for businesses and government agencies using the Internet, today reported results for the third quarter ended September 30, 2003. Third quarter 2003 results include the first full quarter of merged operations with Valicert, Inc.

FINANCIAL RESULTS

Tumbleweed reported Q3-03 revenue of $8.63 million, up from $5.55 million in Q3-02; a net loss of $1.80 million, compared to a net loss $3.44 million in Q3-02; and a pro forma loss, which excludes certain items as described below, of $0.75 million, compared to a pro forma loss of $3.16 million in Q3-02.

Net loss per share was $(0.04). Pro forma net loss per share was $(0.02). Cash balances were $23.0 million as of September 30, 2003.

"Q3 was another solid quarter for Tumbleweed," said Jeffrey C. Smith, Chief Executive Officer of Tumbleweed. "The merger with Valicert has exceeded our expectations. We have begun to execute as a single company, producing better than anticipated revenue, significant growth in our deferred revenue, up over 20% sequentially, as well as improvements in our operating margin. Our business has developed critical mass and is now gaining momentum."

"We remain committed to our goal of achieving pro forma operating profitability in the fourth quarter," Smith added.

"We saw strength across the product line, highlighted by growth in our Email Firewall and SecureTransport revenue. We have also seen initial results from cross selling opportunities and feel that the transition to a combined sales team is progressing well," said John Vigouroux, President and Chief Operating Officer of Tumbleweed. "In fact, we saw our first new customers purchase our secure communications and anti-spam suite of products during the quarter."

"In the third quarter, we exceeded our financial goals for revenue, expenses, operating margins and cash, ending the quarter with $23.0 million in cash," said Tim Conley, Chief Financial Officer of Tumbleweed. "The pro forma loss per share of ($0.02) compared favorably to our prior outlook of ($0.05) to ($0.07) due to increased revenue and lower expenses."

NEW CUSTOMERS

In the third quarter, Tumbleweed signed over 300 contracts with customers including 48 new enterprise customers.

Driven by demand for email security including solutions to the spam epidemic on the Internet, sales of Tumbleweed's email firewall continued to grow. The number of new customers who purchased the Tumbleweed anti-spam email firewall product and update service grew 100% from the second quarter, while sales to the existing customer base also continued to be strong. Third quarter customers of Tumbleweed's anti-spam solution included HBO, Prudential, Jockey, L'Oreal USA, Met Life, Best Buy, Travelers, Phelps Dodge, Mass Mutual, Stanford Hospital & Clinics and UNC Health Care System.

In the third quarter, sales of Tumbleweed's SecureTransport enterprise file transfer product were robust. The company gained 19 new enterprise customers including ADP, UBS Financial Services, Blue Cross Blue Shield of Arizona and Horizon Blue Cross Blue Shield.

Third quarter sales of secure email were strong, particularly in the healthcare and financial services markets. These gains were driven by HIPAA and GLBA regulatory compliance requirements in these industries. New customers included Premera Blue Cross, Multicare Health System, Trinity Health Corp., and AmSouth Bank.

Tumbleweed's identity validation solution continued to sell well to the U.S. Department of Defense and it suppliers. The company closed three deals in the quarter in this segment, and believes there are good opportunities for sales growth of identity validation and secure communications software.

INSTALLED BASE

Tumbleweed made significant gains in growing its installed base in the third quarter:

      o Tumbleweed signed contracts with four Blue Cross Blue Shield customers in the quarter, and now has 21 Blue Cross Blue Shields using its secure communications products.

      o Tumbleweed's market share of Fortune 500 grew during the quarter, including the addition of another Fortune 10 enterprise that licensed Tumbleweed's secure communication software. The company now has approximately 100 of the Fortune 500 as customers.

      o Tumbleweed closed a significant sale with a major U.S. bank, and is now installed at over 100 financial institutions, including 9 of the 10 largest banks in the U.S..

      o Tumbleweed signed contracts with 39 law firms in the quarter, bringing the company's installed base in the legal profession to over 100 firms.

      o Tumbleweed's market share of state governments grew during the quarter, signing new contracts with Hawaii and New Mexico, and now includes eleven state governments and agencies. Tumbleweed's deployments also expanded at several federal government agencies, including various branches of the U.S. Department of Defense as well as the U.S. Department of Health and Human Services.

INDUSTRY RECOGNITION

Tumbleweed's products and services have gained industry recognition for performance, functionality and value. In the third quarter, the Tumbleweed anti-spam appliance and service received two very favorable reviews in leading industry publications:

      o Tumbleweed's anti-spam email firewall was rated as a Top Performer by Network World magazine in a review of 16 enterprise anti-spam products and services.

      o Microsoft Certified Professional magazine reviewed Tumbleweed's anti-spam email firewall appliance, and called it the most viable anti-spam solution they've seen to date.

In July, the META Group (Nasdaq: METG) released a comprehensive METAspectrum market study of the leading enhanced file transfer products and vendors. Tumbleweed Communications/Valicert and its SecureTransport product are ranked in the "Leadership" segment of the META Group analysis. In particular, the META Group noted that while Tumbleweed is a newer player in the market, it is the only company in the leader segment poised to move higher in the leader category in the next few years.

Links to the METAspectrum report and the product reviews are available on our website at www.tumbleweed.com

PATENTS

In August 2003, the U.S. Patent and Trademark Office granted Tumbleweed U.S. Patent No. 6,609,196, titled "E-mail Firewall with Stored Key
Encryption/Decryption." Originally filed in 1997, the patent describes e-mail management and security components that may be integrated into one solution.

"Our e-mail firewall patent, U.S. Patent No. 6,609,196, is one of the more significant patents we've been granted to date. We have already signed our first licensee for the new patent" said Bernard J. "Barney" Cassidy, General Counsel of Tumbleweed. "To date, ten companies have licensed patents from our growing portfolio, and we plan to continue to enforce our patents when appropriate to protect our intellectual property."

TUMBLEWEED OUTLOOK FOR THE FOURTH QUARTER OF 2003

      o Tumbleweed currently estimates that revenues in the fourth quarter of 2003 will be between $9.0 million and $10.0 million.

      o The pro forma net results for the fourth quarter of 2003 are currently expected to range from a loss of $1.0 million to a slight profit, or $(0.02) to $0.00 per share. GAAP net loss is currently expected to be approximately $1.80 million to $0.80 million, or $(0.04) to $(0.02) per share. Per share amounts are based on 41.6 million shares.

      o Cash balances are expected to remain in excess of $23.0 million at the end of the fourth quarter 2003.

CONFERENCE CALL INFORMATION

Tumbleweed will host a conference call with the investment community at 2:00 PM PDT/5:00 PM EDT today to discuss these results. The call can be accessed by dialing (800) 374-0565 and giving the conference name, "Tumbleweed." This call will be made available to all interested parties via a live webcast on Tumbleweed's website at www.tumbleweed.com, under Company heading, Investor Relations. A replay of the conference call will be available on the Tumbleweed website, www.tumbleweed.com, or by telephone for the following two business days commencing two hours after the call by dialing (800) 642-1687 and entering the following reservation number: 3143965.

PRO FORMA INFORMATION

The pro forma financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes merger-related and other costs, amortization of intangible assets, and stock-based compensation. Management believes that the presentation of non-GAAP pro forma information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this pro forma information, along with GAAP information, in evaluating Tumbleweed's expenses. The pro forma operating results are presented for informational purposes only as an alternative for understanding Tumbleweed's operating results. The pro forma results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies. A reconciliation between net income (loss) on a GAAP basis and pro forma net income (loss) is provided in the attached financial statements.


ABOUT TUMBLEWEED COMMUNICATIONS CORP.

Tumbleweed is a leading provider of mission-critical Internet communications software products for enterprises, financial services, healthcare and government. By making Internet communications secure, reliable and automated, Tumbleweed's anti-spam email firewall, secure file transfer, secure email, and identity validation solutions help customers significantly reduce the cost of doing business. Tumbleweed products are used to communicate with millions of end-users and tens of thousands of corporations. Tumbleweed has more than 600 enterprise customers, including ABN Amro, Bank of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), Society for Worldwide Interbank Financial Telecommunication (SWIFT), St. Luke's Episcopal Healthcare System, the US Food and Drug Administration, and the US Navy and Marine Corps. Tumbleweed Communications was founded in 1993 and is headquartered in Redwood City, California. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed's financial outlook and projections (including its ability to achieve pro forma operating profitability in the fourth quarter of 2003), Tumbleweed's markets, products, and services, and the future success of Tumbleweed. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed June 4, 2003, Form 10-Q filed August 14, 2003, and Form S-3/A filed September 18, 2003.

Tumbleweed assumes no obligation to update information contained in this press release, including for example its guidance regarding its future performance, which represents the Company's expectations only as of the date of this release and should not be viewed as a statement about the Company's expectations after such date. Although this release may remain available on the Company's website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

                                     # # #

FOR FURTHER INFORMATION, PLEASE CONTACT:

MKR Group LLC                                       Tim Conley
Charles Messman, Todd Kehrli                        VP Finance & CFO
(626)395-9500                                       650-216-2066
charles@mkr-group.com                               tim.conley@tumbleweed.com

                                        Tumbleweed Communications Corp.
                                     Condensed Consolidated Balance Sheets
                                              September 30, 2003
                                                   (in 000s)

                                                                              9/30/2003
                                  ASSETS                                     (unaudited)         12/31/2002
                                                                           -----------------  ------------------

CURRENT ASSETS
  Cash and cash equivalents                                                       $  23,033           $  29,210
  Accounts receivable, net                                                            7,598               4,764
  Other current assets                                                                1,331               1,149
                                                                           -----------------  ------------------
     TOTAL CURRENT ASSETS                                                            31,962              35,123
                                                                           -----------------  ------------------

Goodwill                                                                             13,326
                                                                                                              -
Intangible assets, net                                                                4,915                   -
Property and equipment, net                                                           1,464               1,794
Other assets                                                                            661                 892
                                                                           -----------------  ------------------
     TOTAL ASSETS                                                                 $  52,328           $  37,809
                                                                           =================  ==================

                           LIABILITIES & EQUITY
CURRENT LIABILITIES
  Accounts payable                                                                  $   837           $   1,653
  Current installments of long-term debt                                                265                  33
  Accrued liabilities                                                                 6,139               5,234
  Accrued merger-related and other costs                                                861                   -
  Deferred revenue                                                                   10,562               6,903
                                                                           -----------------  ------------------
     TOTAL CURRENT LIABILITIES                                                       18,664              13,823
                                                                           -----------------  ------------------
LONG TERM LIABILITIES
  Long-term debt, excluding current installments                                        529                   -
  Accrued merger-related and other costs, excluding current portion                     612                   -
  Deferred revenue, excluding current portion                                         1,950               2,061
  Other long term liabilities                                                           160                  94
                                                                           -----------------  ------------------
     TOTAL LONG TERM LIABILITIES                                                      3,251               2,155
                                                                           -----------------  ------------------
     TOTAL LIABILITIES                                                               21,915              15,978
                                                                           -----------------  ------------------
STOCKHOLDERS' EQUITY
  Common stock                                                                           42                  31
  Additional paid-in capital                                                        310,829             293,443
  Treasury stock                                                                      (796)               (796)
  Deferred stock compensation expense                                                 (469)                (61)
  Accumulated other comprehensive loss                                                (596)               (676)
  Accumulated deficit                                                             (278,597)           (270,110)
                                                                           -----------------  ------------------
     TOTAL STOCKHOLDERS' EQUITY                                                      30,413              21,831
                                                                           -----------------  ------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $  52,328           $  37,809
                                                                           =================  ==================

                                        Tumbleweed Communications Corp.
                                Condensed Consolidated Statements of Operations
                                             September 30, 2003
                                       (in 000s, except per share data)

                                                             Three Months Ended           Nine Months Ended
                                                                September 30,               September 30,
                                                                 (unaudited)                 (unaudited)
                                                          --------------------------   -------------------------
                                                             2003          2002           2003         2002
                                                          ------------  ------------   ------------ ------------
 REVENUES
  Product revenue                                            $  5,067      $  3,109      $  10,973    $  11,033
  Service revenue                                               3,154         2,167          8,640        7,312
  Intellectual property and other revenue                         404           275            935        1,262
                                                          ------------  ------------   ------------ ------------
   NET REVENUE                                                  8,625         5,551         20,548       19,607
                                                          ------------  ------------   ------------ ------------
 COSTS OF REVENUES
 Cost of product and service revenue                            1,334         1,596          3,976        5,630
 Amortization of intangible assets                                217             -            534            -
                                                          ------------  ------------   ------------ ------------
 GROSS PROFIT                                                   7,074         3,955         16,038       13,977

 OPERATING EXPENSES
  Research and development                                      2,560         2,286          6,573        7,902
  Sales and marketing                                           4,425         3,944         11,127       14,802
  General and administrative                                    1,551           909          4,489        3,310
                                                          ------------  ------------   ------------ ------------
 SUB-TOTAL OPERATING EXPENSES                                   8,536         7,139         22,189       26,014
  Stock-based compensation                                         75         (175)            124        (280)
  Amortization of intangible assets                               206             -            226            -
  Amortization of in-process research and development               -             -            100            -
  Impairment of goodwill                                            -             -              -        5,713
  Merger-related and other costs                                  549             -          2,436            -
                                                          ------------  ------------   ------------ ------------
 TOTAL OPERATING EXPENSES                                       9,366         6,964         25,075       31,447
                                                          ------------  ------------   ------------ ------------
 OPERATING LOSS                                               (2,292)       (3,009)        (9,037)     (17,470)

 NON-OPERATING INCOME (EXPENSE)
 Other income (expense), net                                      512            25            577          760
 Impairment of investments                                          -         (455)              -        (543)
                                                          ------------  ------------   ------------ ------------
 NET LOSS BEFORE TAXES                                        (1,780)       (3,439)        (8,460)     (17,253)
  Provision for income taxes                                       17             2             24            8

 Loss from continuing operations, before
                                                          ------------  ------------   ------------ ------------
   Cumulative effect of change in accounting principle        (1,797)       (3,441)        (8,484)     (17,261)

   Cumulative effect of change in accounting principle              -             -              -        (974)
                                                          ------------  ------------   ------------ ------------
 NET LOSS                                                  $  (1,797)    $  (3,441)     $  (8,484)   $ (18,235)
                                                          ============  ============   ============ ============

Shares used in computing basic and diluted
   Net loss per share                                          40,541        30,682         34,104       30,723

BASIC AND DILUTED NET LOSS PER SHARE                        $  (0.04)     $  (0.11)      $  (0.25)    $  (0.59)
                                                          ============  ============   ============ ============

Reconciliation to pro forma net Loss
NET LOSS                                                   $  (1,797)    $  (3,441)     $  (8,484)   $ (18,235)
  Stock-based compensation                                         75         (175)            124        (280)
  Amortization of intangible assets                               423             -            760            -
  Amortization of in-process research and development               -             -            100            -
  Impairment of goodwill                                            -             -              -        5,713
  Merger-related and other costs                                  549             -          2,436            -
  Impairment of investments                                         -           455              -          543
  Cumulative effect of change in accounting principle               -             -              -          974
                                                          ------------  ------------   ------------ ------------
PRO FORMA NET LOSS                                          $   (750)    $  (3,161)     $  (5,064)   $ (11,285)
                                                          ============  ============   ============ ============

PRO FORMA BASIC AND DILUTED NET LOSS PER SHARE              $  (0.02)     $  (0.10)      $  (0.15)    $  (0.37)
                                                          ============  ============   ============ ============